Exhibit 99.1

TUCOWS REPORTS CONTINUED STRONG PERFORMANCE FOR SECOND QUARTER OF FISCAL 2004

– Quarter Highlighted by Record Revenue and Significant Growth in Deferred Revenue –

TORONTO, CANADA, August 12, 2004 –

Summary Financial Results
Tucows Inc.
(Numbers in Thousands, Except Per Share Data)

	3 Months Ended June 30, 2004	3 Months Ended June 30, 2003	6 Months Ended June 30, 2004	6 Months Ended June 30, 2003
Net Revenue	10,639	9,167	20,814	18,164
Income (Loss) from Operations	623	(88)	735	530
Net Income	666	578	815	1,458
Net Income/Share	0.01	0.01	0.01	0.02
Cash Flow from Operations	1,396	800	1,963	1,510

Tucows Inc. (OTCBB: TCOW) today reported its results for the second quarter of fiscal 2004 ended June 30, 2004.

Key highlights for the quarter included:

•                  A 16% year-over-year increase in net revenue to $10.6 million;

•                  Income from operations of $623,000;

•                  Positive cash flow from operations of $1.4 million;

•                  Net income of $666,000;

•                  A 24% year-over-year increase in deferred revenue to a record $33.0 million;

•                  A 23% year-over-year increase in domain name transactions to 941,000;

•                  Completion of the acquisition of Boardtown Corporation.

“Our strong results for the second quarter are indicative of the ability of our business model to consistently deliver strong financial performance over the long term,” said Elliot Noss, President and CEO, Tucows Inc.  “This is our eleventh consecutive quarter of positive cash flow from operations and our eighth consecutive quarter of profitability.  We look forward to building on our success to date by continuing to strengthen our leadership position in the wholesale domain registration market, driving adoption of our complementary Internet services portfolio, enhancing our service providers’ back-office automation with powerful billing, provisioning and customer care software solutions and launching additional offerings to simplify complex business processes for service providers.”

Net revenue for the second quarter of fiscal 2004 increased 16% to a record $10.6 million from $9.2 million for the second quarter of fiscal 2003, the result of a higher number of domain name transactions, as well as higher revenue from services other than domain name registrations.  Income from operations for the second quarter was $623,000, which included a net gain of $110,000 from foreign exchange forward contracts, compared to a loss from operations for the corresponding quarter last year of $88,000, which included a net gain of $337,000 from foreign exchange forward contracts.

Net income for the quarter was $666,000, or $0.01 per share, compared to $578,000, or $0.01 per share, for the second quarter last year.

Deferred revenue at June 30, 2004 was a record $33.0 million, an increase of 24% from $26.6 million at June 30, 2003 and an increase of 15% from $28.6 million at December 31, 2003.  Cash and restricted cash, at June 30, 2004 was $12.3 million compared to $11.5 million at June 30, 2003 and $13.7 million at March 31, 2004. The decrease from March 31, 2004 was primarily the result of a cash outflow of $2.0 million related to the acquisition of Boardtown Corporation, which was partially offset by positive cash flow from operations for the second quarter of this year of $1.4 million.

Domain names registered, renewed and transferred-in for the second quarter of fiscal 2004 increased 23% to 941,000 from 784,000 for the same quarter of last year. Total active domain names under management at the end of the second quarter increased to 4.23 million.

Conference Call

Tucows will host a conference call on Thursday, August 12, 2004, at 5:00 p.m. (ET) to discuss the company’s second quarter fiscal 2004 results. To access the conference call via the Internet go to www.tucowsinc.com, and click on “Investor Relations.”

For those unable to join the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 1-800-408-3053 or 416-695-5800 and enter the pass code 3086612. The telephone replay will be available until Thursday, August 19, 2004, at midnight. To access the archived conference call via the Internet, go to www.tucowsinc.com and click on “Investor Relations.”

About Tucows

Tucows Inc. is a leading provider of wholesale Internet services and back office solutions to a global network of more than 6,000 web hosting companies, ISPs and other service providers. As the largest ICANN-accredited wholesale domain name registrar, Tucows offers a suite of complementary Internet services including: domain name registration and management, digital certificates, email services and web publishing services. Tucows back office products, including billing, provisioning and customer care solutions, enable service providers to automate and enhance their service offerings. Tucows also distributes software and other digital content through its global network of affiliates offering more than 40,000 software titles. For more information, please visit: www.tucowsinc.com.

Contact:
Hilda Kelly

Investor Relations Resource

Tucows Inc.

416-538-5493
ir@tucows.com

This news release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the continued growth and success of Tucows’ business, the ability to further develop and achieve commercial success for the company’s business strategy and the deployment of the company’s resources. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. More information about potential factors that could affect Tucows is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to Tucows as of the date of this document, and Tucows assumes no obligation to update such forward-looking statements.

TUCOWS is a registered trademark of Tucows Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.

[Financial statements attached.]

Tucows Inc.
Consolidated Balance Sheets
(Dollar amounts in U.S. dollars)

	June 30, 2004	December 31, 2003
	(unaudited)

Assets

Current assets:
Cash and cash equivalents	$11,918,720	$12,912,811
Restricted cash	361,250	132,500
Accounts receivable	638,604	486,289
Prepaid expenses and deposits	2,047,274	2,061,948
Prepaid domain name registry fees, current portion	15,309,091	13,204,566
Total current assets	30,274,939	28,798,114

Prepaid domain name registry fees, long-term portion	6,327,869	5,136,194
Property and equipment	824,195	1,048,400
Intangible assets	2,324,787	—
Investments	353,737	353,737
Cash held in escrow	1,000,000	—
Total assets	$41,105,527	$35,336,445

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,283,037	$1,632,294
Accrued liabilities	2,062,852	2,088,235
Customer deposits	2,173,090	2,160,601
Deferred revenue, current portion	23,554,350	20,715,191
Total current liabilities	29,073,329	26,596,321

Deferred revenue, long-term portion	9,411,802	7,874,001

Stockholders’ equity

Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock - no par value, 250,000,000 shares authorized; 66,597,688 shares issued and outstanding as of June30, 2004 and 64,626,429 shares issued and outstanding as of December 31, 2003	9,459,696	8,540,687
Additional paid-in capital	49,992,129	49,992,129
Deferred stock-based compensation	—	(20,593)
Deficit	(56,831,429)	(57,646,100)
Total stockholders’ equity	2,620,396	866,123
Total liabilities and stockholders’ equity	$41,105,527	$35,336,445

Tucows Inc.
Consolidated Statements of Operations
(Dollar amounts in U.S. dollars)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003

Net revenues	$10,638,965	$9,167,299	$20,813,874	$18,164,213
Cost of revenues	6,558,400	5,682,722	13,003,815	11,259,365
Gross profit	4,080,565	3,484,577	7,810,059	6,904,848

Operating expenses:
Sales and marketing (*)	1,124,726	956,887	2,345,260	1,869,223
Technical operations and development	1,140,870	1,018,925	2,152,292	1,850,694
General and administrative (*)	834,503	1,155,219	1,907,575	1,778,199
Depreciation of property and equipment	317,331	441,951	630,317	876,916
Amortization of intangible assets	39,680	—	39,680	—
Total operating expenses	3,457,110	3,572,982	7,075,124	6,375,032

Income from operations	623,455	(88,405)	734,935	529,816

Other income:
Interest income, net	42,103	30,047	79,736	56,496
Gain on disposal of Liberty Registry Management Services Inc.	—	636,277	—	871,890
Total other income	42,103	666,324	79,736	928,386

Income before provision for income taxes	665,558	577,919	814,671	1,458,202
Provision for income taxes	—	—	—	—

Net income for the period	$665,558	$577,919	$814,671	$1,458,202

Basic and diluted earnings per common share	$0.01	$0.01	$0.01	$0.02

Shares used in computing basic earnings per common share	65,991,867	64,626,429	65,341,377	64,626,429

Shares used in computing diluted earnings per common share	72,370,411	64,674,737	72,144,584	64,652,926

(*) Stock-based compensation has been included in operating expenses as follows:

Sales and marketing	$—	$27,406	$16,834	$54,511
General and administrative	$—	$13,158	$3,759	$26,171

2

Tucows Inc.
Consolidated Statements of Cash Flows
(Dollar amounts in U.S. dollars)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003

Cash provided by:
Operating activities:
Net income for the period	$665,558	$577,919	$814,671	$1,458,202
Items not involving cash:
Depreciation of property and equipment	317,331	441,951	630,317	876,916
Amortization of intangible assets	39,680	—	39,680	—
Gain on change in the fair value of forward contracts	(110,148)	(337,358)	(91,263)	(884,228)
Stock-based compensation	—	40,564	20,593	80,682
Gain on disposal of Liberty Registry Management Services Inc.	—	(636,277)	—	(871,890)
Change in non-cash operating working capital:
Accounts receivable	(11,616)	(38,260)	(74,284)	34,114
Prepaid expenses and deposits	75,495	2,262	110,615	(3,577)
Prepaid domain name registry fees	(1,259,188)	(709,212)	(3,296,200)	(1,668,636)
Accounts payable	26,192	(9,148)	(349,257)	(210,571)
Accrued liabilities	32,939	479,410	(222,482)	296,638
Customer deposits	50,481	143,523	3,600	141,709
Deferred revenue	1,569,497	844,488	4,376,960	2,260,190

Cash provided by operating activities	1,396,221	799,862	1,962,950	1,509,549

Financing activities:
Proceeds received on exercise of stock options	491,407	—	644,469	—

Cash provided by financing activities	491,407	—	644,469	—

Investing activities:
Additions to property and equipment	(245,106)	(152,425)	(353,250)	(620,622)
(Increase) decrease in restricted cash - being margin security against forward exchange contracts	(361,250)	225,000	(228,750)	450,000
Acquisition of Boardtown Corporation, net of cash acquired	(2,019,510)	—	(2,019,510)	—
Increase in cash held in escrow	(1,000,000)	—	(1,000,000)	—
Proceeds on disposal of Liberty Registry Management Services Inc., net of cash disposed	—	636,277	—	871,890

Cash provided by (used in) investing activities	(3,625,866)	708,852	(3,601,510)	701,268

(Decrease) increase in cash and cash equivalents	(1,738,238)	1,508,714	(994,091)	2,210,817
Cash and cash equivalents, beginning of period	13,656,958	9,546,932	12,912,811	8,844,829

Cash and cash equivalents, end of period	$11,918,720	$11,055,646	$11,918,720	$11,055,646

Supplemental cash flow information:
Interest paid	$53	$144	$53	$316

Supplemental disclosure of non-cash investing and financing activities:

Common stock issued on the acquisition of Boardtown Corporation	$274,540	$—	$274,540	$—